UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2006

BEAR STEARNS MORTGAGE FUNDING TRUST 2006-SL5
(Exact name of issuing entity as specified in its charter)

BEAR STEARNS ASSET BACKED SECURITIES I LLC
(Exact name of depositor as specified in its charter)

EMC MORTGAGE CORPORATION
(Exact name of sponsor as specified in its charter)

Delaware	333-131374-32	20-0842986
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

383 Madison Avenue New York, New York		10179
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (212) 272-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01(c).	Financial Statements, Pro Forma Financial Information and Exhibits.
(a)	Not applicable
(b)	Not applicable
(c)	Exhibits:

Exhibit No.	Description
99.1
The Swap Agreement, dated as of November 30, 2006, between Bear Stearns Financial Products Inc. as swap provider and LaSalle Bank National Association as supplemental interest trust trustee, including the Credit Support Annex, dated as of November 30, 2006 between Bear Stearns Financial Products Inc. as swap provider and LaSalle Bank National Association as supplemental interest trust trustee.

99.2	The Mortgage Loan Purchase Agreement, dated as of November 30, 2006, between EMC Mortgage Corporation as mortgage loan seller and Bear Stearns Asset Backed Securities I LLC as purchaser.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

BEAR STEARNS ASSET BACKED SECURITIES I LLC

By:	/s/ Baron Silverstein
Name:	Baron Silverstein
Title:	Vice President

Dated: January 19, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1
The Swap Agreement, dated as of November 30, 2006, between Bear Stearns Financial Products Inc. as swap provider and LaSalle Bank National Association as supplemental interest trust trustee, including the Credit Support Annex, dated as of November 30, 2006 between Bear Stearns Financial Products Inc. as swap provider and LaSalle Bank National Association as supplemental interest trust trustee.

99.2	The Mortgage Loan Purchase Agreement, dated as of November 30, 2006, between EMC Mortgage Corporation as mortgage loan seller and Bear Stearns Asset Backed Securities I LLC as purchaser.